UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
Knova Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30277	25-1647861

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Torre Avenue, Suite 350 Cupertino, CA		95014

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 863-5800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 14, 2005, Knova Software, Inc. (“Knova”) issued the press release attached as Exhibit 99.1 to this Form 8-K concerning its results of operations for the fiscal quarter ended September 30, 2005.
This information is being furnished under Item 2.02 and this report and Exhibit 99.1 are furnished and are not considered “filed” with the Securities and Exchange Commission. As such, this information shall not be incorporated by reference into any of Knova’s reports or other filings made with the Securities and Exchange Commission.
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to Knova’s plans, prospects, expectations, strategies, intentions, hopes and beliefs and the expected benefits of the use of Knova’s products are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings. Any forward-looking statements are based on information available to the company today and the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.
Item 9.01 Financial Statements and Exhibits.
(a)	None

(b)	None

(c)	Exhibits
EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release issued by Knova Software, Inc. on November 14, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Knova Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005	KNOVA SOFTWARE, INC.
	By:	/s/ Thomas Muise
		Name:	Thomas Muise
		Title:	Chief Financial Officer

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